U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2012

Citigroup Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, New York (Address of principal executive offices)		10043 (Zip Code)

(212) 559-1000

(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.

Current Report on Form 8-K

Item 5.02(e) Compensatory Arrangements of Certain Officers.

On April 17, 2012, the stockholders of Citigroup Inc. (“Citigroup”), upon recommendation of the Board of Directors, approved an amendment to the Citigroup 2009 Stock Incentive Plan (the “2009 Plan”), which was first approved by stockholders on April 21, 2009. This amendment to the 2009 Plan added 40 million shares of Citigroup common stock, par value $.01 per share, to the total number of such shares that may be issued pursuant to awards under the 2009 Plan.

No award previously made to the principal executive officer, the principal financial officer, nor any named executive officer of Citigroup under the 2009 Plan, nor under any other compensatory plan, contract or arrangement covering any such person, will be affected by the amendment to the 2009 Plan approved by stockholders on April 17, 2012.

The amendment to the 2009 Plan is described in greater detail in proposal 3 in Citigroup’s Proxy Statement for the 2012 Annual Meeting of Stockholders (“Proxy Statement”). The Proxy Statement, which also includes a summary description of the 2009 Plan, as proposed to be amended, was filed with the Securities and Exchange Commission on March 8, 2012. The descriptions of the 2009 Plan contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2009 Plan (as amended and restated effective April 17, 2012).

Item 5.07 Submission of Matters to a Vote of Security Holders.

Citigroup's 2012 Annual Meeting of Stockholders was held on April 17, 2012. At the meeting:

(1) 12 persons were elected to serve as directors of Citigroup;

(2) the selection of KPMG LLP to serve as the independent registered public accounting firm of Citigroup for 2012 was ratified;

(3) a proposal to approve an amendment to the Citigroup 2009 Stock Incentive Plan was approved;

(4) a proposal for advisory approval of Citigroup’s 2011 executive compensation was not approved;

(5) a stockholder proposal requesting a report of prior governmental service of certain individuals was defeated;

(6) a stockholder proposal requesting a report on lobbying and political contributions was defeated;

(7) a stockholder proposal requesting that executives retain 25% of their stock for one year following termination was defeated; and

(8) a stockholder proposal requesting that the Audit Committee conduct an independent review and report on controls related to loans, foreclosures and securitizations was defeated.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.

	FOR	AGAINST	ABSTAINED	BROKER NON-VOTES

(1) Election of Directors.

NOMINEE

Franz B. Humer	1,723,254,109	19,903,366	4,092,077	473,711,807
Robert L. Joss	1,556,953,542	186,239,958	4,056,056	473,711,803
Michael E. O’Neill	1,591,066,325	152,231,019	3,952,207	473,711,808
Vikram S. Pandit	1,705,676,726	37,971,840	3,600,988	473,711,806
Lawrence R. Ricciardi	1,708,239,680	35,015,842	3,994,032	473,711,806
Judith Rodin	1,558,202,378	185,058,322	3,988,846	473,711,813
Robert L. Ryan	1,708,606,889	34,584,586	4,058,076	473,711,808
Anthony M. Santomero	1,708,296,135	34,822,620	4,130,802	473,711,802
Joan E. Spero	1,722,436,845	20,801,891	4,010,811	473,711,812
Diana L. Taylor	1,431,957,503	310,511,307	4,780,745	473,711,804
William S. Thompson, Jr.	1,441,317,765	302,111,493	3,820,297	473,711,804
Ernesto Zedillo Ponce de Leon	1,697,381,298	45,076,234	4,792,018	473,711,810

(2) Ratification of Independent Registered Public Accounting Firm.	2,182,575,354	32,074,358	6,311,647	0

(3) Proposal to approve amendment to the Citigroup 2009 Stock Incentive Plan.	1,437,510,500	304,449,205	5,284,504	473,717,150

(4) Advisory approval of Citi’s 2011 Executive Compensation.	788,303,237	954,183,778	4,762,608	473,711,736

(5) Stockholder Proposal on prior governmental service report.	57,128,453	1,474,867,263	215,248,745	473,716,899

(6) Stockholder Proposal on lobbying and political contributions report.	148,312,030	1,306,331,755	292,600,684	473,716,890

(7) Stockholder Proposal requesting executives retain 25% of stock for one year following termination.	458,517,064	1,282,667,778	6,059,445	473,717,072

(8) Stockholder Proposal requesting that the Audit Committee conduct an independent review and report on controls related to loans foreclosures and securitizations.	229,181,872	1,378,533,585	139,528,934	473,716,968

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
10.1*	Citigroup 2009 Stock Incentive Plan (as amended and restated effective April 17, 2012)

_____________________

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.
Dated: April 20, 2012
	By:	/s/ MICHAEL S. HELFER Name: Michael S. Helfer Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number
10.1	Citigroup 2009 Stock Incentive Plan (as amended and restated effective April 17, 2012)